Exhibit 99.2

IMPLANT SCIENCES REPORTS SIGNIFICANT REVENUE GROWTH FOR
FOURTH QUARTER AND FY 2011

Company to Host Earnings Call on Thursday October 20th at 4:15 pm EST

Wilmington, MA… October 19, 2011…Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fourth quarter and fiscal year ended June 30, 2011.

For the fourth quarter ended June 30, 2011, revenues from continuing operations increased by 447%, to $1.8 million, while revenues for the fiscal year ended June 30, 2011 increased by 92%, to $6.7 million.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “Our fourth quarter was a period of significant change where several important objectives were met. In May 2011, we introduced the Quantum Sniffer TM QS-B220 benchtop explosives and narcotics trace detector, which recently received a Developmental Testing & Evaluation (DT&E) Designation from the Department of Homeland Security.  The QS-B220 has been deployed in actual operational environments in airport security and air cargo screening facilities, under testing agreements with key end-user sites in the United States, Asia and South America.  We are encouraged by the initial feedback that we’ve been able to obtain from these tests, as evidenced by the receipt of our first order for the QS-B220. And toward the end of the first quarter of fiscal 2012, we negotiated amendments to our credit facility with DMRJ Group to extend the maturity of our indebtedness from September 30, 2011 to March 31, 2012 and increase our credit line to $23,000,000 from $15,000,000.”

Mr. Bolduc continued, “Our engineering staff continues to perform admirably to ready our products for submission to the Transportation Security Administration for testing in the ensuing months.  Furthermore, we are continuing to develop and expand upon our intellectual property portfolio. In August we were awarded United States Patent #7,994,453, describing a method for cleaning the sample tube of a chemical detection system, and we recently filed a new patent application covering chemical analysis using “hyphenated” low-field and high-field ion mobility spectrometry.”

Details for the fourth quarter and fiscal year ended June 30, 2011 follow below.

Quarter Ended June 30, 2011 vs. June 30, 2010

➢
Revenues for the fourth quarter were $1,767,000 as compared with $323,000 for the comparable prior year period, an increase of $1,444,000 or 447.1%. The increase is due to increased deployment of our portable explosives detectors in China, Europe and the Middle East for transportation security, airport passenger screening and law enforcement and in the United States for use in law enforcement.

➢
Gross margin for the fourth quarter was 36.8%, compared with gross margin of 3.1% for the comparable prior year period.  The increase in gross margin is a result of reductions in the costs we pay to manufacture our security products due to cost efficiencies realized in the production process, including efficiencies realized by our outsourced contract manufacturer and decreased per unit manufacturing overhead, as overhead costs were allocated to a higher volume. In addition, gross margin in the comparable prior period was adversely affected by the impairment of assets no longer used in our manufacturing process.

➢
Research and development expense for the fourth quarter was $770,000 as compared with $674,000 for the comparable prior year period, an increase of $96,000 or 14.2%. The increase in research and development expenses is due primarily to increased contracted engineering resources engaged to assist with the development of the QS-B220 benchtop explosives and narcotics detector and direct material costs incurred in the development of QS-B220 beta units.

➢
Selling, general and administrative expenses for the fourth quarter were $2,216,000 as compared with $1,337,000 for the comparable prior year period, an increase of $879,000, or 65.7%, due primarily to increased consulting expense resulting from the issuance shares of our common stock, increased payroll, related fringe benefits costs and travel expense resulting from the addition of sales, marketing and administrative personnel, partially offset by the tax settlement of $178,000 with the California Board of Equalization and decreased rent and related occupancy costs.

➢
For the quarter ended June 30, 2010, we recorded a $5,000,000 benefit resulting from the settlement of the Evans litigation and a $3,136,000 impairment charge to writedown the carrying value of goodwill.

➢
Non-operating expense increased to $2,540,000 for the three months ended June 30, 2011 as compared to non-operating income of $1,664,000 for the comparable prior period. The increase was primarily due to increases in the fair value adjustment recorded on the note conversion option liability of $1,814,000 and warrant derivative liability of $39,000, in the quarter ended June 30, 2011, both of which are related to our financing with DMRJ, as compared to decreases in the fair value adjustment of $2,105,000 and $30,000, respectively, for the comparable prior period.  Interest expense increased to $687,000 from $486,000, or 41.4%, due to higher borrowings under our line of credit.

➢
The loss from continuing operations for the quarter was $4,875,000 as compared with income of $1,527,000 for the comparable prior year period, a decrease of $6,402,000 or 419.3%.  This quarter’s net loss is primarily the result of a $975,000 increase in operating expenses in the quarter ended June 30, 2011, $5,000,000 of non-cash benefit recorded in the quarter ended June 30, 2010 due to the settlement of the Evans litigation and the increase in the fair value adjustments recorded on the note conversion option and warrant derivative liability, offset partially by the $3,136,000 goodwill impairment charge recorded in the prior period.

Fiscal Year Ended June 30, 2011 vs. June 30, 2010

➢
Revenues for the year ended June 30, 2011 were $6,652,000 as compared with $3,474,000 for the prior year, an increase of $3,178,000 or 91.5%.  The increase is primarily a result of an increase in the number of units sold of our explosives detection products during the year ended June 30, 2011 as compared to the prior year, due to continued deployment of our portable explosives detectors in China, Spain, Mexico and Japan.

➢
Gross margin for the year ended June 30, 2011 was 39.7% as compared with 35.8% for the prior year.  The increase in gross margin is a result of reductions in the costs we pay to manufacture our security products due to cost efficiencies realized in the production process, including efficiencies realized by our outsourced contract manufacturer and decreased per unit manufacturing overhead, as overhead costs were allocated to a higher volume.

➢
Research and development expense for the fiscal year ended June 30, 2011 was $2,719,000 as compared with $2,399,000 for the prior year, an increase of $320,000 or 13.3%.  The increase in research and development expenses is due primarily to increased contracted engineering resources engaged to assist with the development of the QS-B220 benchtop explosives and narcotics detector, and direct material costs incurred in the development of QS-B220 beta units, offset partially by decreased payroll and related fringe benefits costs resulting from a reduction in personnel in the first six months of fiscal 2011.

➢
Selling, general and administrative expenses for the year ended June 30, 2011 were $5,746,000 as compared with $4,422,000 for the prior fiscal year, an increase of $1,324,000, or 29.9%. The increase is due primarily to increased payroll, related fringe benefits costs and travel expense resulting from the addition of sales, marketing and administrative personnel, increased consulting expense, due to the issuance of shares of our common stock, the early termination payment discount of $201,000 with respect to the note receivable from Core Systems Incorporated, and increased insurance expense, partially offset by the tax settlement of $178,000 with the California Board of Equalization, decreased legal fees, decreased loan financing fees, decreased rent and related occupancy costs.

➢
For the year ended June 30, 2010, we recorded $5,384,000 in non-cash benefits resulting from the settlement of the Evans and the lease termination litigation, and a $3,136,000 impairment charge to writedown the carrying value of goodwill.

➢
For the year ended June 30, 2011, we recorded other expense, net of $9,730,000 as compared with other expense, net of $12,071,000, for the prior year, a decrease of $2,341,000, or 19.4%. The decrease was primarily due increases in the fair value adjustment recorded on the note conversion option liability of $7,159,000 and warrant derivative liability of $160,000, in the year ended June 30, 2011, as compared to increases in the fair value adjustment of $9,503,000 and $217,000, respectively, in the prior year. Interest expense increased $14,000 to $2,426,000 in the year ended June 30, 2011 from $2,412,000 in the prior year, due to higher borrowings under our credit facility with DMRJ, partially offset by a $1,107,000 decrease in the debt discount amortization related to our financing with DMRJ. In April 2011, we entered into an amendment to our credit facility with DMRJ and fixed the note conversion and warrant price at $0.08 per share. As of that date, the note conversion feature and warrant were no longer subject to adjustment and we were no longer required to record changes in the fair value in our statement of operations.

➢
Loss from continuing operations for the year ended June 30, 2011 was $15,554,000 as compared with $15,399,000 for the prior year, an increase of $155,000, or 1.0%.  The increase in loss from continuing operations is primarily due to a $1,644,000 increase in operating expenses, $5,384,000 of non-cash benefit recorded due to the settlement of the Evans and the Accurel lease termination litigation, offset partially by the $3,136,000 goodwill impairment charge and the result of the fiscal year 2010 decreases in fair value adjustments recorded on the note conversion option liability and warrant derivative liability.

Additional information on the financial condition and results of operations can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a conference call on Thursday, October 20, 2011 at 4:15 PM Eastern time to review the Company’s fourth quarter and fiscal year ended June 30, 2011 financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-277-1182 within the U.S. or 617-597-5359 outside the U.S. and entering the passcode: 78100951.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode: 52931510.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2012; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the TSA or by other U.S. government and law enforcement agencies or commercial consumers of security products; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; our business could be harmed if our contract manufacturer is unable or unwilling to meet our volume and quality requirements; we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the delisting of our common stock by the NYSE Amex has limited our stock's liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2011. The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Implant Sciences Corporation
Glenn Bolduc, President and CEO
(978) 752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608
lmoody@corporateprofile.com

Implant Sciences Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Security products	$1,767,000	$276,000	$6,652,000	$3,043,000
Government contracts and services	-	47,000	-	431,000
Total revenues	1,767,000	323,000	6,652,000	3,474,000
Cost of revenues	1,116,000	313,000	4,011,000	2,229,000
Gross margin	651,000	10,000	2,641,000	1,245,000
Operating expenses:
Research and development	770,000	674,000	2,719,000	2,399,000
Selling, general and administrative	2,216,000	1,337,000	5,746,000	4,422,000
Litigation settlement	-	(5,000,000)	-	(5,384,000)
Goodwill impairment	-	3,136,000	-	3,136,000
Total operating expenses	2,986,000	147,000	8,465,000	4,573,000
Loss from operations	(2,335,000)	(137,000)	(5,824,000)	(3,328,000)
Other income (expense), net:
Interest income	-	15,000	15,000	61,000
Interest expense	(687,000)	(486,000)	(2,426,000)	(2,412,000)
Change in fair value of warrant derivative liability	(39,000)	30,000	(160,000)	(217,000)
Change in fair value of note conversion option liability	(1,814,000)	2,105,000	(7,159,000)	(9,503,000)
Total other expense, net	(2,540,000)	1,664,000	(9,730,000)	(12,071,000)
(Loss) income from continuing operations	(4,875,000)	1,527,000	(15,554,000)	(15,399,000)
Preferred distribution, deemed dividends and accretion	-	-	-	(329,000)
(Loss) income from continuing operations applicable to common shareholders	(4,875,000)	1,527,000	(15,554,000)	(15,728,000)
Net loss from discontinued operations	-	(104,000)	-	(124,000)
Net (loss) income applicable to common shareholders	$(4,875,000)	$1,423,000	$(15,554,000)	$(15,852,000)
Net (loss) income	$(4,875,000)	$1,423,000	$(15,554,000)	$(15,523,000)

Basic (loss) income per share
(Loss) income per share from continuing operations	$(0.16)	$0.06	$(0.56)	$(0.79)
(Loss) income per share from continuing operations applicable to common shareholders	$(0.16)	$0.06	$(0.56)	$(0.81)
(Loss) income per share from discontinued operations	$-	$(0.00)	$-	$(0.01)
Net (loss) income per share applicable to common shareholders	$(0.16)	$0.06	$(0.56)	$(0.81)
Net (loss) income per share	$(0.16)	$0.06	$(0.56)	$(0.80)

Weighted average shares used
Basic	29,927,995	24,624,195	27,731,343	19,520,029

Implant Sciences Corporation
Consolidated Balance Sheets

	June 30, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$264,000	$-
Restricted cash and investments	1,275,000	1,714,000
Accounts receivable-trade, net of allowances of $21,000 and $84,000, respectively	1,066,000	73,000
Accounts receivable, unbilled	-	29,000
Note receivable	-	177,000
Inventories, net	1,867,000	960,000
Prepaid expenses and other current assets	1,141,000	859,000
Total current assets	5,613,000	3,812,000
Property and equipment, net	129,000	152,000
Note receivable	-	574,000
Restricted cash and investments	312,000	312,000
Other non-current assets	106,000	107,000
Total assets	$6,160,000	$4,957,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$-	$11,000
Senior secured convertible note	3,600,000	3,920,000
Senior secured note	1,000,000	1,000,000
Line of credit	15,785,000	8,143,000
Current maturities of long-term debt and obligations under capital lease	20,000	18,000
Note payable - related party	-	100,000
Payable to Med-Tec	42,000	55,000
Accrued expenses	3,249,000	2,668,000
Accounts payable	2,389,000	2,974,000
Deferred revenue	908,000	182,000
Note conversion option liability	-	10,686,000
Total current liabilities	26,993,000	29,757,000
Long-term liabilities:
Long-term debt and obligations under capital lease, net of current maturities	58,000	67,000
Warrant derivative liability	-	278,000
Total long-term liabilities	58,000	345,000
Total liabilities	27,051,000	30,102,000

Commitments and contingencies

Stockholders' deficit:
Common stock; $0.10 par value; 200,000,000 shares authorized; 30,991,873 and 30,981,328 at June 30, 2011 and 24,634,740 and 24,624,195 at June 30, 2010, shares issued and outstanding, respectively	3,099,000	2,463,000
Preferred stock; no stated value; 5,000,000 shares authorized
Series F Convertible Preferred Stock, no stated value; 2,000,000 shares authorized, 1,646,663 shares outstanding at June 30, 2010	-	274,000
Series G Convertible Preferred Stock, no stated value; 2,000,000 shares authorized, 164,667 shares outstanding at June 30, 2011 (liquidation value $1,317,000)	274,000	-
Additional paid-in capital	80,695,000	61,539,000
Accumulated deficit	(104,886,000)	(89,332,000)
Deferred compensation	-	(16,000)
Treasury stock, 10,545 common shares, respectively, at cost	(73,000)	(73,000)
Total stockholders' deficit	(20,891,000)	(25,145,000)
Total liabilities and stockholders' deficit	$6,160,000	$4,957,000